EXHIBIT 99.1

ATRIUM COMPANIES AMENDS CONSENT PAYMENT

DALLAS, TX, November 14, 2003 — Atrium Companies, Inc. (“Atrium” or the “Company”), one of the largest window manufacturers in the United States, today announced that it has increased, from $2.50 to $3.75, the cash payment (the “Consent Fee”) it will make to the holders (“Holders”) of its 10 1/2% Senior Subordinated Notes due 2009 (the “Notes”) that have validly delivered (and not revoked) consents on or prior to 5:00 p.m., New York City time on November 18, 2003 (such date and time, the “Expiration Date”), for each $1,000 principal amount of Notes held by such Holders. The Consent Fee is in connection with the Company’s solicitation of consents previously announced on November 6, 2003 (the “Consent Solicitation”).

Holders who have previously submitted their consents are not required to revoke or resubmit their consents in order to receive the full amount of the increased Consent Fee. Subject to certain conditions set forth in the Consent Solicitation Statement, dated November 6, 2003 (the “Consent Solicitation Statement”), of the Company and the related materials that have been distributed to Holders of the Notes, any consents that are validly submitted and received, and not revoked, on or prior to the Expiration Date will be eligible for the full amount of the increased Consent Fee.

As previously reported, Atrium Corporation (the “Parent”), the sole shareholder of the Company, certain security holders of the Parent and a newly formed affiliate of Kenner & Company, Inc. (“KAT Holdings”) have entered into an Agreement and Plan of Merger, pursuant to which KAT Holdings will merge with and into the Parent with the Parent as the surviving corporation (the “Merger”). Under the indenture governing the Notes (the “Indenture”), the consummation of the Merger would constitute a “Change of Control” and therefore would require the Company to make an offer to purchase all of the Notes then outstanding at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. The purpose of the Consent Solicitation is to solicit consents to certain proposed waivers of and amendments to the Indenture to (i) waive the Company’s obligations under the Indenture to make a “Change of Control Offer” in connection with the Merger and (ii) amend the Indenture to provide that (a) certain direct and indirect equity holders of KAT Holdings and their respective “Affiliates” will be “Permitted Holders” under the Indenture, (b) certain restrictions on “Affiliate Transactions” contained in the Indenture will not apply to either the payment of certain transaction costs, fees, expenses and other amounts in connection with the Merger and the related financing transactions or to the future payments of fees to the Company’s new equity sponsors and (c) the Company can issue an unlimited amount of additional notes under the Indenture having identical terms as the outstanding Notes subject to compliance with the “Limitation on Indebtedness” covenant contained in the Indenture.

The Consent Solicitation will expire at the Expiration Date. The Company may terminate or extend the Consent Solicitation in its sole discretion. Consents may be revoked by Holders at any time on or prior to receipt of the consents of Holders of a majority in principal amount of the Notes and the execution of the supplemental indenture containing the amendments to the Indenture described in the Consent Solicitation. Except with respect to the increase in the Consent Fee described herein, the Consent Solicitation otherwise has not been modified from the terms and conditions set forth in the Consent Solicitation Statement, including, without limitation, the terms and conditions providing that if the Merger is not consummated on or prior to December 31, 2003, no Consent Fee will be paid to any Holder and the Indenture will not be so amended.

This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) that are based on the beliefs of the Company’s management. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions identify forward-looking statements. These words indicate possible future events and trends. The forward-looking statements in this press release include, without limitation, the statements about the Company’s plans, strategies and prospects. Forward-looking statements are the Company’s current views with respect to future events and financial performance. Although the Company believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements made in this press release are set forth in each of the Company’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. It is advisable not to place undue reliance on the Company’s forward-looking statements.